SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of report: April 26, 2001


                          FIRST MUTUAL BANCSHARES, INC.
               (Exact Name of Registrant as Specified in Charter)


         WASHINGTON                  005-57091              91-2005970
         (State of Incorporation) (Commission File Number) (IRS Employer
                             Identification Number)


                               400 108th Avenue NE
                               Bellevue, WA 98004
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (425) 455-7300

Item 9.           Regulation FD Disclosure

     First Mutual Bancshares, Inc. (NASDAQ: FMSB) issued a press release on April 24, 2001 at 1:00 p.m. PDT entitled "First Mutual Bancshares Net Income Increases Five Percent". In the section of the press release entitled "Core
Earnings" the Company provided a summary assessment of the Company's core earnings for the first quarter 2001 compared to the first quarter 2000. The material included an adjustment to "Net income, pre-tax" adding an adjustment for an "Adoption of new accounting principle" in the amount of $235,000. The adjustment for the "Adoption of new accounting principle" should not have been included in the assessment of the Company's core earnings or the comparison to the first quarter 2000 core earnings and a copy of the full text of the press release dated April 24, 2001, correcting the error described above, is attached hereto as Exhibit 99.

Exhibits:

     99 A copy of the full text of the press release dated April 26, 2001, correcting the reporting error described above in Item 9 of this Current Report on Form 8-K.

                                   Signatures

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            FIRST MUTUAL BANCSHARES, INC.

                            By: /s/ Roger A. Mandery
                               -------------------------------------------
                               Roger A. Mandrey
                               Its:   Executive Vice President